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                                                                      EXHIBIT 99


        ASPEN TECHNOLOGY ANNOUNCES FIRST QUARTER 2003 PRELIMINARY RESULTS

CAMBRIDGE, MA--OCTOBER 7, 2002--Aspen Technology, Inc. (NASDAQ: AZPN) today announced that, based on preliminary estimates, it expects to report total revenues for its first fiscal quarter ending September 30, 2002 in a range between $76 and $78 million, compared with previous guidance of approximately $84 million, due to a shortfall in anticipated software license revenues. The company anticipates that software license revenues will range between $29 and $30 million, compared with its previous guidance of $34 to $35 million, resulting in a greater than expected operating loss for the quarter.

"Our engineering solutions performed well and met our expectations in the first quarter, despite the difficult selling environment,"said David McQuillin, President and Chief Executive Officer of AspenTech. "The revenue shortfall was predominantly concentrated in our manufacturing/supply chain business, where we expected higher closure rates than we delivered. Accordingly, we have no choice but to make some difficult and substantial spending cuts, beyond those we have already implemented over the past six months, in order to more appropriately match our expenses to our revenues.

"We plan to reduce our quarterly expenses from first quarter spending levels by at least 10 percent. Our most significant priority is to restore AspenTech to profitability and positive cash flow as quickly as possible. I remain confident in our future and our ability to maintain our market strength because our solutions uniquely and consistently deliver tremendous economic value to our customers."


The company will host a conference call to discuss these preliminary financial results on October 7, 2002 at 8:30 a.m. Eastern Time. Interested parties may listen to a live webcast of the call by logging on to AspenTech's website: http://www.aspentech.com and clicking on the "Webcast" link under the Investor Relations section of the site. Investors can also listen to the live conference call by dialing 913-981-5507. A replay of the call will be archived on AspenTech's website for seven days and will also be available until October 9, 2002, via telephone, beginning at 12:30 p.m. Eastern Time on October 7, 2002, by dialing 719-457-0820 and entering in confirmation code 414398.

ABOUT ASPENTECH

Aspen Technology, Inc. is a leading supplier of enterprise software to the process industries, enabling its customers to increase their margins and optimize their business performance. AspenTech's engineering solutions, incorporating Hyprotech's technologies, help companies design and improve their plants and processes, maximizing returns throughout their operational life. AspenTech's manufacturing/supply chain solutions allow companies to run their plants and supply chains more profitably, from customer demand, to production in the plant, to the delivery of finished products. Over 1,200 leading companies rely on AspenTech's software every day to drive improvements across their most important engineering and operational processes. AspenTech's customers include:
Air Liquide, AstraZeneca, Bayer, BASF, BP, ChevronTexaco, Dow Chemical, DuPont, ExxonMobil, GlaxoSmithKline, Lyondell Equistar, Merck, Mitsubishi Chemical, Shell and Unilever. For more information, visit www.aspentech.com.

The 2nd paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statement using the term "will," "should," "could," "anticipates," "believes" or a comparable term is a forward-looking statement. Actual results may vary significantly from AspenTech's expectations based on a number of risks

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and uncertainties, including: AspenTech's lengthy sales cycle which makes it difficult to predict quarterly operating results; fluctuations in AspenTech's quarterly operating results; AspenTech's dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; AspenTech's need to hire additional qualified personnel and its dependence on key current employees; intense competition; AspenTech's dependence on systems integrators and other strategic partners; and other risk factors described from time to time in AspenTech's periodic reports and registration statements filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. Moreover, neither AspenTech nor anyone else assumes responsibility for the accuracy and completeness of any forward-looking statements. AspenTech undertakes no obligation to update any of the forward-looking statements after the date of this press release.

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AspenTech, and the aspen leaf logo are trademarks of Aspen Technology, Inc.,
Cambridge, Mass.


Contacts:
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Joshua Young
Aspen Technology, Inc.
(617) 949-1274
joshua.young@aspentech.com